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Exhibit 3.18

CODE OF REGULATIONS
OF
GENERAL TIRE & RETREAD SERVICE, INC.

Revised as of January 2, 2002

ARTICLE 1—STOCK

        Section 1.    Certificates of Stock shall be issued in numerical order from the Stock Certificate Book, be signed by the President or Vice President and Secretary or Assistant Secretary and sealed by the Secretary or Assistant Secretary with the corporate seal. A record of each certificate issued shall be kept on the stub thereof.

        Section 2.    Transfer of stock shall be made only upon the books of the Company, and before a new certificate is issued the old certificate must be surrendered for cancellation.

        Section 3.    The holders of any stock of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the corporation may issue a new certificate of stock to him, upon the surrender of the mutilated certificate, or in the case of loss or destruction, in the place of the certificate theretofore issued by it, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the corporation a bond in such sum and with such surety or sureties as it may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

ARTICLE 2—STOCKHOLDERS

        Section 1.    Deleted.

        Section 2.    Special Meeting of the Stockholders may be called at the principal office of the company, (or at such place within or outside the State of Ohio as may be designated in the notice calling such meeting,) at any time, by resolution of the Board of Directors or by the President, or upon written request of any Director or of Stockholders owning one-third of the outstanding stock.

        Section 3.    Notice of Meetings for every regular or special meeting of the stockholders shall be telegraphed or mailed to the last known post-office address of each stockholder not less than seven (7) days before any such meeting; and if for a special meeting such notice shall state the object or objects thereof. Notice of any meeting may be waived in writing either before or after such meeting.

        Section 4.    A quorum at any such meeting of the Stockholders shall consist of a majority of the voting stock of the company represented in person or by proxy. A majority of such quorum shall decide any question that may come before the meeting.

        Section 5.    The election of Directors shall be held at the annual meeting of the stockholders.

        Section 6.    The order of business at the annual meeting, and as far as possible at all other meetings of stockholders, shall be:

    1.
    Calling of roll
    2.
    Proof of due notice of meeting.
    3.
    Reading and disposal of unapproved minutes
    4.
    Annual reports of officers and committees
    5.
    Election of Directors
    6.
    Unfinished business
    7.
    New business
    8.
    Adjournment

        Section 7.    Any action which may be taken at any meeting of shareholders may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose.

        Section 8.    At any meeting of shareholders, each shareholder of the corporation shall, except as otherwise provided by law or by the Articles of Incorporation or by these By-Laws, be entitled to one vote in person or by proxy in writing, signed by such share-holder which need not be sealed, witnessed or acknowledged, for each share of the corporation registered in his name on the books of the corporation at the time of such meeting.

ARTICLE 3—DIRECTORS

        Section 1.    The business and property of the company shall be managed by a Board of Directors of not less than three nor more than five who shall be elected, annually, by the stockholders for a term of one year and shall serve without compensation until the election of and acceptance by their duly qualified successors. Any director or directors, however, may be removed from office at any time by a majority vote of the stockholders. Any vacancies may be filled by a majority of the remaining members of the Board for the unexpired term. Directors need not be stockholders.

        Section 2.    Meetings of the Board of Directors may be called by any Director and notices of such meetings either regular or special shall be given by service upon each Director in person or by mail to him or by telephone or telegram at the last mailing address at least one day before the date therein designated, signed by the President, Vice President, Secretary or Asst. Secretary or any Director specifying the time and place of such meeting. Notice of any meeting may be waived in writing either before or after such meeting.

        Section 3.    A quorum at any meeting shall consist of a majority of the entire membership of the Board. A majority of such quorum shall decide any question that may come before the meeting.

        At any meeting at which a majority of the Board of Directors shall be present, though held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

        The meeting of the Directors of this corporation may be held either at the principal office of the corporation or any other place designated in the notice calling for such meeting.

        Section 4.    The order of business at any regular meeting of the Board of Directors shall be:

    1.
    Reading and disposal of any unapproved minutes.
    2.
    Reports of officers and committees.
    3.
    Unfinished business.
    4.
    New business
    5.
    Adjournment

ARTICLE 4—OFFICERS

        Section 1.    The officers of this corporation shall be President, one or more Vice Presidents, as the Directors shall determine from time to time, Treasurer, Secretary and such Assistant Treasurers and Assistant Secretaries as the Directors shall determine from time to time. The same person may hold any two offices except those of President and Vice President, or President and Secretary.

        Section 2.    Such officers of the corporation shall be chosen annually by the Board of Directors immediately after the election of each new board, and shall hold office until their successors are duly chosen and qualify. Any officer may be removed at any time by a majority vote of the full Board of Directors.

        Section 3.    The President shall preside at all meetings of shareholders and directors. He shall exercise, subject to the control of the Board of Directors and the shareholders of the corporation, a general supervision over the affairs of the corporation, and shall perform generally all duties incident to the office and such other duties as may be assigned to him from time to time by the Board of Directors.

        Section 4.    The Vice President shall be vested with all the powers and shall perform all the duties of the President in the absence or disability of the latter, unless or until the directors shall other wise determine. He shall have such other powers and perform such other duties as shall be prescribed by the Directors.

        Section 5.    The Secretary shall:

          (a)   Keep the minutes of the meetings of the Board of Directors and of the stockholders in appropriate books.

          (b)   Give and serve all notices of the corporation.

          (c)   Be custodian of the records and of the seal and affix the latter when required.

          (d)   Keep the stock and transfer books of the corporation in such a manner as to show at any time the amount of capital stock; the manner and the time the same are paid in; the names of the owners thereof, alphabetically arranged, and their respective places of residence and their post office addresses; the number of shares owned by each, and the time at which each person became such owner; and keep such stock and transfer books open daily during the usual hours of business at the office of the corporation, subject to the inspection of any stockholder or judgment creditor of the corporation, and permit such stockholder or judgment creditor of the corporation to make extracts from said books to the extent and as prescribed by law.

          (e)   Lay before the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer or stockholder of the corporation.

          (f)    Attend to all correspondence and perform all the duties incident to the office of the Secretary.

          (g)   Countersign all certificates of stock of the corporation.

        Section 6.    The Treasurer shall:

          (a)   Have the care and custody of and be responsible for all the funds and securities of the corporation, and deposit all such funds in the name of the corporation in such bank as the directors may designate.

          (b)   Generally perform all the duties appertaining to the office of the Treasurer.

        Section 7.    In the ease of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

        Section 8.    Vacancies in any office arising from any cause may be filled by the directors at any regular or special meeting.

        Section 9.    The Board of Directors may appoint such other offices and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        Section 10.    The salaries of all offices and agents of the corporation shall be fixed by the Board of Directors.

        Section 11.    The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors.

        Section 12.    The Board of Directors may, by resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE 5—DIVIDENDS AND FINANCE

        Section 1.    Dividends shall be declared only from the surplus of the Corporation at such time as the Board of Directors shall direct, and no dividends shall be declared that will impair the capital of the company.

        Section 2.    The moneys of the company shall be deposited in the name of the company, in such bank or trust company as the Board of Directors shall designate, and shall be drawn out only by check signed and countersigned by such officers as duly authorized by action of the Board of Directors.

ARTICLE 6—CORPORATE SEAL

        Section 1.    The seal of the corporation shall be such as shall be adopted by the Board of Directors from time to time.

ARTICLE 7—AMENDMENTS

        Section 1.    These By-Laws may be amended, repealed or altered, in whole or in part, by a majority vote of the entire outstanding stock of the company at any regular or special meeting of the stockholders, provided the proposed amendment is inserted in the notice of such meeting.

        Section 2.    The Board of Directors may adopt additional By-Laws in harmony herewith but shall not alter nor repeal any By-Laws adopted by the stockholders of the Company.

ARTICLE 8—FISCAL YEAR

        Section 1.    The fiscal year of the corporation shall end on the 30th day of November of each year, or at such other time as shall be fixed by The Board of Directors from time to time.

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  Exhibit 3.18
CODE OF REGULATIONS OF GENERAL TIRE & RETREAD SERVICE, INC. Revised as of January 2, 2002 ARTICLE 1—STOCK
ARTICLE 2—STOCKHOLDERS
ARTICLE 3—DIRECTORS
ARTICLE 4—OFFICERS
ARTICLE 5—DIVIDENDS AND FINANCE
ARTICLE 6—CORPORATE SEAL
ARTICLE 7—AMENDMENTS
ARTICLE 8—FISCAL YEAR